EMPLOYMENT AGREEMENT
                              --------------------


            Employment Agreement dated as of April 1, 1997, between MVR Products Pte Limited, a Singapore corporation, and Unijoh Sdn, Bhd, a Malaysian corporation (collectively, the "Companies"), and Vincent Quek, also known as Quek Kok Hoe, an individual residing in Singapore (the "Employee"), each of the foregoing having an address at 18, Penjuru Road, Singapore 609126.


                              W I T N E S S E T H :
                              - - - - - - - - - -

            WHEREAS, the Companies desire that Employee be employed by them and render services to them, and Employee is willing to be so employed and to render such services to the Companies, all upon the terms and subject to the conditions contained herein.

            NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

            1. Employment. Subject to and upon the terms and conditions contained in this Agreement, the Companies hereby agree to employ Employee and Employee agrees to enter the employ of the Companies, for the period set forth in Paragraph 2 hereof, to render the services to the Companies, their affiliates and subsidiaries described in Paragraph 3 hereof.

            2. Term. Employee's term of employment under this Agreement shall commence on the date hereof (the "Commencement Date") and shall continue for a period through and including the second anniversary of the date hereof (the "Employment Term") unless extended in writing by both parties or earlier terminated pursuant to the terms and conditions set forth herein.

            3. Duties. (a) Employee shall be employed as President of MVR and Unijoh and responsible for management of the operations thereof.

               (b) Employee agrees to abide by all by-laws, policies and other general employment conditions of each of the Companies' parent, Motorcar Parts & Accessories, Inc. ("MPA") and the Companies.

            4. Exclusive Services and Best Efforts. Employee shall devote his entire working time, attention, best efforts and ability during regular business hours exclusively to the service of the Companies, their affiliates and subsidiaries during the term of this Agreement.

            5. Compensation. As compensation for his services, covenants and agreements hereunder, the Companies collectively shall pay Employee an aggregate salary ("Salary") of One Hundred and Ten Thousand United States Dollars (US$110,000) per year.

            6. Business Expenses. Employee shall be reimbursed for, and entitled to advances (subject to repayment to the Companies if not actually incurred by Employee) with respect to, only those business expenses incurred by him which are authorized by MPA and the Companies and for which Employee has submitted receipts.

            7. Employee Benefits. During the Employment Term, Employee shall be entitled to such insurance, disability, health, medical and automobile benefits from the Companies as he was entitled to from the Companies during the preceding fiscal year; provided that Employee shall be required to comply with the conditions attendant to coverage by such plans and shall comply with and be entitled to benefits only in accordance with the terms and conditions of such plans. Employee shall be entitled to such paid vacation each year during the Employment Term as he was entitled to from the Companies during the preceding fiscal year and of such duration and at such times as does not, in the opinion of MPA and the Companies, interfere with Employee's performance of his duties hereunder. The Companies may withhold from any benefits payable to Employee all taxes and amounts as shall be permitted or required pursuant to law, rule or regulation. All of the benefits to which Employee may be entitled may be changed from time to time or withdrawn at any time in the discretion of MPA or the Companies.

            8. Death and Disability. (a) The Employment Term shall terminate on the date of Employee's death, in which event Employee's Salary, reimbursable expenses and benefits owing to Employee through the date of Employee's death shall be paid to his estate. Other than a death benefit equal to one-fourth of Employee's Salary on the date of Employee's death, which shall be paid to his estate within 120 days following such date, Employee's estate will not be entitled to any other compensation upon termination of this Agreement pursuant to this Paragraph 8(a).

               (b) If, during the Employment Term, in the opinion of a duly licensed physician selected by MPA and the Companies, Employee, because of physical or mental illness or incapacity, shall become substantially unable to perform the duties and services required of him under this Agreement for a period of 60 consecutive days or 120 days in the aggregate during any six-month period MPA and the Companies may, upon at least twenty (20) days' prior written notice given at any time after the expiration of such 60 or 120 day period, as the case may be, to Employee of their intention to do so, terminate this Agreement as of such date as may be set forth in the notice. In case of such termination, Employee shall be entitled to receive his Salary, reimbursable expenses and benefits owing to Employee through the date of termination. Employee will not be entitled to any other compensation upon termination of this Agreement pursuant to this Paragraph 8(b).

            9. Termination. (a) MPA or the Companies may terminate the employment of Employee for Cause (as herein defined). Upon such termination, the Companies and its affiliates shall be released from any and all further obligations under this Agreement (it being agreed that MPA shall have no obligations hereunder), except that the Companies shall be obligated to pay Employee his Salary, reimbursable expenses and benefits owing to Employee through the day on which Employee is terminated. Employee will not be entitled to any other compensation upon termination of this Agreement pursuant to this Paragraph 9(a).

               (b) As used herein, the term "Cause" shall mean: (i) the willful failure of Employee to perform his duties pursuant to Paragraph 3 hereof, which failure is not cured by Employee within twenty (20) days following notice thereof from MPA or the Companies; (ii) any other material breach of this Agreement by Employee, including any of the material representations or warranties made by Employee; (iii) any act, or failure to act, by Employee in bad faith or to the detriment of MPA or the Companies; (iv) the commission by Employee of an act involving moral turpitude, dishonesty, theft, unethical business conduct, or any other conduct which significantly impairs the reputation of, or harms, MPA or the Companies, their subsidiaries or affiliates;
(v) any misrepresentation, concealment or omission by Employee of any material fact in seeking employment hereunder; or (vi) any other occurrence or circumstance generally recognized as "cause" for employment termination under applicable law.

               (c) In the event that during the 90-day period ending on the last day of the Employment Term the employment of Employee is terminated by the Companies other than for Cause or the Companies notify Employee of their election not to renew or extend this Agreement for a period of at least one year, then Employee, in addition to any and all other amounts to which he expressly may be entitled hereunder, shall be entitled to a severance benefit in an amount equal to his Salary multiplied by a fraction the numerator of which shall be the number of days elapsed in such period up to the date of such termination or election and the denominator of which shall be 360; provided that in the event that no notice of such election is given prior to the end of the Employment Term, then such severance benefit shall be in an amount equal to one-fourth of such Salary.

            10. Disclosure of Information and Restrictive Covenant. Employee acknowledges that, by his employment, he has been and will be in a confidential relationship with MPA and the Companies and their affiliates (which term, whenever used in this Agreement, includes without limitation the Companies' parent(s)) and will have access to confidential information and trade secrets of MPA and the Companies, their subsidiaries and affiliates. Confidential information and trade secrets include, but are not limited to, customer, supplier and client lists, price lists, marketing, distribution and sales strategies and procedures, operational and equipment techniques, business plans and systems, quality control procedures and systems, special projects and technological research, including projects, research and reports for any entity or client or any project, research, report or the like concerning sales or manufacturing or new technology, employee compensation plans and any other information relating thereto, and any other records, files, drawings, inventions, discoveries, applications, processes, data and information concerning the business of MPA or the Companies, their subsidiaries and affiliates which are not in the public domain. Employee agrees that in consideration of the execution of this Agreement by the Companies:

               (a) Employee will not, during the term of this Agreement or at any time thereafter, use, or disclose to any third party, trade secrets or confidential information of MPA or the Companies including, but not limited to, confidential information or trade secrets belonging or relating to MPA or the Companies, their subsidiaries, affiliates, customers and clients or proprietary processes or procedures of MPA or the Companies, their subsidiaries, affiliates, customers and clients. Proprietary processes and procedures shall include, but shall not be limited to, all information which is known or intended to be known only to employees of MPA or the Companies, their subsidiaries and affiliates or others in a confidential relationship with MPA or the Companies or their subsidiaries and affiliates which relates to business matters.

               (b) Employee will not, during the term of this Agreement and for a period of two (2) years thereafter, directly or indirectly, under any circumstance other than at the direction and for the benefit of MPA and the Companies, engage in or participate in any business activity, including, but not limited to, acting as a director, officer, employee, agent, independent contractor, partner, consultant, licensor or licensee, franchisor or franchisee, proprietor, syndicate member, shareholder or creditor or with a person having any other relationship with any other business, company, firm occupation or business activity, in any geographic area within Singapore, Malaysia or southeastern Asia that is, directly or indirectly, competitive with any business conducted by the Companies or any of their subsidiaries or affiliates during the term of this Agreement or thereafter. Should Employee own 5% or less of the issued and outstanding shares of a class of securities of a corporation the securities of which are traded on a national securities exchange or in the over-the-counter market, such ownership shall not cause Employee to be deemed a shareholder under this Paragraph 10(b).

               (c) Employee will not, during the term of this Agreement and for a period of two (2) years thereafter, on his behalf or on behalf of any other business enterprise, directly or indirectly, under any circumstance other than at the direction and for the benefit of MPA and the Companies, solicit or induce any creditor, customer, supplier, officer, employee or agent of MPA or the Companies or any of their subsidiaries or affiliates to sever its relationship with or leave the employ of any such entities.

               (d) This Paragraph 10 and Paragraphs 11, 12 and 13 hereof shall survive the expiration or termination of this Agreement for any reason.

               (e) It is expressly agreed by Employee that the nature and scope of each of the provisions set forth above in this Paragraph 10 are reasonable and necessary. If, for any reason, any aspect of the above provisions as it applies to Employee is determined by a court of competent jurisdiction to be unreasonable or unenforceable, the provisions shall only be modified to the minimum extent required to make the provisions reasonable and/or enforceable, as the case may be. Employee acknowledges and agrees that his services are of a unique character and expressly grants to MPA and the Companies or any of their subsidiaries, affiliates, successors or assignees, the right to enforce the provisions above through the use of all remedies available at law or in equity, including, but not limited to, injunctive relief.

               (f) It is expressly agreed by Employee that the provisions set forth above in this Paragraph 10 are separate from and independent of any similar such provisions entered into under the agreement relating to the acquisition by MPA of the Companies.

            11. Companies' Property. (a) Any patents, inventions, discoveries, applications or processes, designed, devised, planned, applied, created, discovered or invented by Employee in the course of Employee's employment under this Agreement and which pertain to any aspect of the Companies' or their respective subsidiaries' or affiliates' business shall be the sole and absolute property of the Companies, and Employee shall make prompt report thereof to the Companies and promptly execute any and all documents reasonably requested to assure the Companies the full and complete ownership thereof.

               (b) All records, files, lists, including computer generated lists, drawings, documents, equipment and similar items relating to the Companies' business which Employee shall prepare or receive from the Companies shall remain the Companies' sole and exclusive property. Upon termination of this Agreement, Employee shall promptly return to the Companies all property of the Companies in his possession. Employee further represents that he will not copy or cause to be copied, print out or cause to be printed out any software, documents or other materials originating with or belonging to the Companies. Employee additionally represents that, upon termination of his employment with the Companies, he will not retain in his possession any such software, documents or other materials.

            12. Remedy. It is mutually understood and agreed that Employee's services are special, unique, unusual, extraordinary and of an intellectual character giving them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in an action at law. Accordingly, in the event of any breach of this Agreement by Employee, including, but not limited to, the breach of the non-disclosure, non-solicitation and non-compete clauses under Paragraph 10 hereof, MPA and the Companies shall be entitled to equitable relief by way of injunction or otherwise in addition to damages MPA and the Companies may be entitled to recover. In addition, MPA and the Companies shall be entitled to reimbursement from Employee, upon request, of any and all reasonable attorneys' fees and expenses incurred by it in enforcing any term or provision of this Agreement.

            13. Representations and Warranties of Employee. (a) In order to induce the Companies to enter into this Agreement, Employee hereby represents and warrants to MPA and the Companies as follows: (i) Employee has the legal capacity and unrestricted right to execute and deliver this Agreement and to perform all of his obligations hereunder; (ii) the execution and delivery of this Agreement by Employee and the performance of his obligations hereunder will not violate or be in conflict with any fiduciary or other duty, instrument, agreement, document, arrangement or other understanding to which Employee is a party or by which he is or may be bound or subject; and (iii) Employee is not a party to any instrument, agreement, document, arrangement or other understanding with any person (other than MPA or the Companies) requiring or restricting the use or disclosure of any confidential information or the provision of any employment, consulting or other services.

               (b) Employee hereby agrees to indemnify and hold harmless MPA and the Companies from and against any and all losses, costs, damages and expenses (including, without limitation, its reasonable attorneys' fees) incurred or suffered MPA or by the Companies resulting from any breach by Employee of any of his representations or warranties set forth in Paragraph 13(a) hereof.

            14. Notices. All notices given hereunder shall be in writing and shall be deemed effectively given when mailed, if sent by registered or certified mail, return receipt requested, addressed to Employee at his address set forth on the first page of this Agreement and to the Companies at the address set forth on the first page of this Agreement, with a copy to MPA, 2727 Maricopa Street, Torrance, California 90503, Attention: Mr. Richard Marks, President, and with a copy to Parker Chapin Flattau & Klimpl, LLP, 1211 Avenue of the Americas, New York, New York 10036, Attention: Gary J. Simon, Esq., or at such address as such party shall have designated by a notice given in accordance with this Paragraph 14, or when actually received by the party for whom intended, if sent by any other means.

            15. Entire Agreement. This Agreement constitutes the entire understanding of the parties with respect to its subject matter and no change, alteration or modification hereof may be made except in writing signed by the parties hereto. Any prior or other agreements, promises, negotiations or representations not expressly set forth in this Agreement are of no force or effect.

            16. MPA Ownership. Employee acknowledges and agrees that the Companies are controlled by its parent, MPA, and that any reference in this Agreement to the judgment, discretion, opinion or other determination of any kind (including as contemplated by Paragraph 9) to be made by the Companies may be made on behalf of the Companies by MPA.

            17. Severability. If any provision of this Agreement shall be unenforceable under any applicable law, then notwithstanding such unenforceability, the remainder of this Agreement shall continue in full force and effect.

            18. Waivers, Modifications, Etc. No amendment, modification or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by each of the parties hereto, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

            19. Assignment. Neither this Agreement, nor any of Employee's rights, powers, duties or obligations hereunder, may be assigned by Employee. This Agreement shall be binding upon and inure to the benefit of Employee and his heirs and legal representatives and the Companies and their successors and assigns. Successors of the Companies shall include, without limitation, any corporation or corporations acquiring, directly or indirectly, all or substantially all of the assets of the Companies, whether by merger, consolidation, purchase, lease or otherwise, and such successor shall thereafter be deemed "the Companies" for the purposes hereof.

            20. Applicable Law. This Agreement shall be deemed to have been made, drafted, negotiated and a portion of the transactions contemplated hereby consummated and performed in the

State of New York and shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law rules thereof. Nothing contained in this Agreement shall be construed so as to require the commission of any act contrary to law, and whenever there is any conflict between any provision of this Agreement and any statute, law, ordinance, order or regulation, contrary to which the parties hereto have no legal right to contract, the latter shall prevail, but in such event any provision of this Agreement so affected shall be curtailed and limited only to the extent necessary to bring it within the legal requirements.

            21. Jurisdiction and Venue. It is hereby irrevocably agreed that all disputes or controversies between the Companies and Employee arising out of, in connection with or relating to this Agreement shall be exclusively heard, settled and determined by arbitration to be held in the City of New York, County of New York, in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. The parties also agree that judgment may be entered on the arbitrator's award by any court having jurisdiction thereof and the parties consent to the jurisdiction of any court located in the City of New York, County of New York, for this purpose.

            22. Full Understanding. Employee represents and agrees that he fully understands his right to discuss all aspects of this Agreement with his private attorney, that to the extent, if any that he desired, he availed himself of this right, that he has carefully read and fully understands all of the provisions of this Agreement, that he is competent to execute this Agreement, that his agreement to execute this Agreement has not been obtained by any duress and that he freely and voluntarily enters into it, and that he has read this document in its entirety and fully understands the meaning, intent and consequences of this document which is that it constitutes an agreement of employment.

            23. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same agreement.

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                         MVR PRODUCTS PTE LIMITED

                                         By:_________________________________
                                               Name:
                                               Title:


                                         UNIJOH SDN, BHD

                                         By:_________________________________
                                               Name:
                                               Title:


                                            _________________________________
                                                     Vincent Quek